Exhibit 99.1

4Front Ventures Reports Second Quarter 2023 Financial Results

Systemwide Pro Forma Revenue of $35.2 million in Q2 2023

Matteson Facility on track to open in 2H 2023 and grew Illinois revenue by ~8% QoQ with broadening of product offering

Expanded Massachusetts and Illinois wholesale revenue by 9% sequentially following cultivation quality enhancements and robust product launch pipeline

Progressed operational efficiency improvement plan with ~$9 million reduction in annualized cost structure

PHOENIX, Aug. 15, 2023 /CNW/ - 4Front Ventures Corp. (CSE: FFNT) (OTCQX: FFNTF) ("4Front" or the "Company"), a vertically integrated, multi-state cannabis operator and retailer, today announced its financial results for the second quarter ended June 30, 2023 ("Q2 2023"). All financial information is presented in U.S. dollars unless otherwise indicated.

Q2 2023 Highlights

  Systemwide Pro Forma Revenue totaled $35.2 million, compared to $34.8 million in the second quarter ended June 30, 2022 ("Q2 2022")
  GAAP revenue increased 8% year-over-year to $30.7 million
  Adjusted EBITDA of $2.0 million compared to $3.5 million in the first quarter ended March 31, 2023 ("Q1 2023")
*Systemwide Pro Forma Revenue and Adjusted EBITDA are non-GAAP measures. See "Note Regarding Non-GAAP Measures, Reconciliation, and Discussion."

Management Commentary

"I am pleased with the progress we have made furthering our strategy of driving profitable growth as we continue to prudently optimize our business model," said Leo Gontmakher, Chief Executive Officer of 4Front. "With our ongoing operational improvements and aggressive cost-cutting measures, we have reduced our annualized cost structure by approximately $9 million. This keeps us on track to generate topline growth and position 4Front for further execution and profitability improvements while upholding self-sustainability as a core strategy for the Company."

Gontmakher continued, "We have built a strong foundation of valuable assets across our strategically focused footprint, which has enabled 4Front to remain resilient within state markets that we believe will unlock the greatest long-term growth opportunities – specifically Illinois and Massachusetts. As mentioned last quarter, we are not willing to sustain prolonged profitless revenue in any market in which we operate. With this mindset, we have made the decision to aggressively scale back our California operations to reduce the drag this market has had on our margins and cash flow generation. Our incremental capital is now focused on executing our growth plans in Illinois."

Gontmakher continued, "In our view, Illinois is one of the nation's most promising markets to capitalize on our best-in-class platform and breadth of cultivation and processing capabilities. With our Matteson Facility anticipated to come online in the second half of the year and our strategy to establish eight more retail dispensaries in the state, we are positioned to effectively double the size of our Company within the next 12 to 18 months while expanding margins and generating cash flow."

Gontmakher concluded, "I am excited for what the future has in store for 4Front. Our platform is optimized and efficient and achieving operational cash flow emphasizes the significance of only pursuing projects that add cash to our balance sheet. There is a tremendous amount of long-term growth potential in our core markets, and we are confident that our robust operational discipline and focused strategic vision will strongly benefit us toward generating significant value for our shareholders and building our presence as a leading cannabis CPG company."

Q2 2023 and Recent Operational Highlights

  Maintaining a strong vertical presence in Illinois with sequential revenue growth of approximately 8% in the state, enabling 4Front's retail operations to outperform the market average retail store by approximately 11% with two operational retail stores out of over 120 statewide dispensaries. Following the acquisition of a third retail dispensary license in Illinois in Q1 2023, the Company continues to engage in advanced discussions regarding the acquisition of additional retail licenses, as well as funding opportunities to facilitate additional expansion efforts in Illinois.
  On track to launch operations at 4Front's cultivation and production facility in Matteson, IL (the "Matteson Facility") in the second half of 2023, providing over ~43,000 square feet of the total ~67,000 square feet of flowering canopy and ~70,000 square feet of manufacturing space, with a total of ~250,000 square feet. The Matteson Facility will be the largest cannabis cultivation and production facility in Illinois and will house the widest breadth of extraction and manufacturing capabilities designed to support 4Front's growing retail and wholesale presence.
  Appointed Mark Maze to Vice President of Operations in Illinois, bolstering the Company's strategic oversight and expertise within its deepening footprint in the state. Mark joins 4Front with a wealth of cannabis industry experience and a successful track record of launching, scaling, and optimizing large cultivation and manufacturing facilities with some of the industry's largest multi-state operators. Prior to working in the cannabis industry, Mark spent nearly a decade in progressively advancing roles as a Project Engineer and Plant Manager in the automotive and packaging industries, respectively.
  Expanded offering and maintained market share in Massachusetts with the launch of a comprehensive product suite across three of 4Front's award-winning flagship brands, including Island, Crystal Clear, and Marmas. The anticipated lineup of newly launched products includes Island live resin disposable cartridges and vapes, limited-edition Marmas marmalade bites gummy variety pack, and Crystal Clear cartridges and disposable vapes, now available at Mission stores and partner dispensaries across the state.
  Diversified the 1988 brand's offering with the debut of infused pre-rolls, featuring 1-gram infused blunts available in four new exclusive strains. The newly debuted pre-rolls are available at Mission stores and partner dispensaries in Illinois and Massachusetts.

Q2 2023 Financial Overview

Systemwide Pro Forma Revenue was $35.2 million for Q2 2023 compared to $34.8 million in Q2 2022. GAAP revenue was $30.7 million for Q1 2023, up 8% from Q2 2022. The revenue growth can be attributed to increased production activity and expanded retail and wholesale sales in Illinois and Massachusetts and was offset by seasonality and market price compression in various markets.

Adjusted EBITDA was $2.0 million for Q2 2023 compared to $3.5 million in Q1 2023. The Company anticipates Adjusted EBITDA improvements as the benefits of its cost-savings measures and optimization initiatives are realized and drive meaningful profitability improvements.

As of June 30, 2023, the Company held cash of $5.4 million and $50.1 million of related party long-term debt not due until May 2026.

The Company has 648,583,519 subordinate voting shares outstanding as of August 15, 2023.

Conference Call

The Company will host a conference call and webcast today, Tuesday, August 15, 2023, at 5:00 p.m. ET to review its financial and operating results and provide an update on current business trends.

Date:	Tuesday, August 15, 2023

Time:	5:00 p.m. Eastern Time

Webcast:	Register

Dial-in:	1-888-664-6392 (North America Toll-Free)

The conference call will be available for replay by phone until August 29, 2023, at 1-888-390-0541, replay code: 267747#. Additionally, the webcast will be archived for approximately 90 days following the call and can be accessed via 4Front's Investor Relations website. For assistance, please contact IR@4FrontVentures.com.

About 4Front Ventures Corp.

4Front Ventures Corp. ("4Front" or the "Company") (CSE: FFNT) (OTCQX: FFNTF) is a national, vertically integrated multi-state cannabis operator that owns or manages operations and facilities in strategic medical and adult-use cannabis markets, including California, Illinois, Massachusetts, Michigan, and Washington. Since its founding in 2011, 4Front has built a strong reputation for its high standards and low-cost cultivation and production methodologies earned through a track record of success in facility design, cultivation, genetics, growing processes, manufacturing, purchasing, distribution, and retail. To date, 4Front has successfully brought to market more than 20 different cannabis brands and over 1800 products, which are strategically distributed through its fully owned and operated Mission dispensaries and retail outlets in its core markets. As the Company continues to drive value for its shareholders, its team is applying its decade of expertise in the sector across the cannabis industry value chain and ecosystem. For more information, visit https://4frontventures.com/.

4FRONT VENTURES CORP.
Consolidated Balance Sheets

(Amounts expressed in thousands of U.S. dollars except for share and per share data)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$5,350	$15,190
Accounts receivable, net	10,141	7,391
Other receivables	245	77
Current portion of lease receivables	3,900	3,810
Inventory	25,365	25,592
Prepaid expenses and other assets	2,442	1,207
Total current assets	47,443	53,267
Property, plant, and equipment, net	55,482	56,906
Lease receivables	4,851	5,611
Intangible assets, net	29,531	30,927
Goodwill	53,926	53,955
Right-of-use assets	135,577	138,451
Deposits	3,696	5,615
TOTAL ASSETS	$330,506	$344,732
LIABILITIES AND SHAREHOLDERS' EQUITY
LIABILITIES
Current liabilities:
Accounts payable	$14,724	$12,701
Accrued expenses and other current liabilities	13,069	14,265
Taxes payable	41,194	36,577
Current portion of contract liabilities	639	369
Current portion of lease liability	3,638	4,479
Current portion of notes payable and accrued interest	7,946	9,059
Total current liabilities	81,210	77,450
Convertible notes	15,398	14,843
Notes payable and accrued interest from related party	50,451	49,807
Long term notes payable	10,744	10,456
Long term accounts payable	1,733	1,362
Contract liabilities	2,000	2,000
Construction finance liability	16,000	16,000
Deferred tax liability	7,614	8,278
Lease liability	137,530	136,185
TOTAL LIABILITIES	322,680	316,381
SHAREHOLDERS' EQUITY
Subordinate Voting Shares (no par value, unlimited shares authorized, 649,859,727 and 643,416,275 shares issued and outstanding as of June 30, 2023 and December 31, 2022, respectively)	305,699	304,602
Additional paid-in capital	60,645	59,411
Deficit	(358,621)	(335,755)
Equity attributable to 4Front Ventures Corp.	7,723	28,258
Non-controlling interest	103	93
TOTAL SHAREHOLDERS' EQUITY	7,826	28,351
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$330,506	$344,732

4FRONT VENTURES CORP.
Consolidated Statements of Operations

Amounts expressed in thousands of U.S. dollars except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
REVENUE
Revenue from sale of goods	$27,696	$25,488	$55,066	$48,571
Real estate income	3,000	2,951	6,006	5,916
Total revenues	30,696	28,439	61,072	54,487
Cost of goods sold	(21,100)	(16,123)	(40,488)	(28,717)
Gross profit	9,596	12,316	20,584	25,770
OPERATING EXPENSES
Selling and marketing expenses	6,748	6,384	13,786	11,493
General and administrative expenses	7,533	6,556	15,389	14,210
Depreciation and amortization	866	1,123	1,736	1,970
Share-based compensation	214	390	1,234	1,428
Transaction and restructuring related expenses	17	2,009	17	2,009
Total operating expenses	15,378	16,462	32,162	31,110
Loss from operations	(5,782)	(4,146)	(11,578)	(5,340)
Other income (expense)
Interest income	7	—	21	2
Interest expense	(3,075)	(3,418)	(6,271)	(6,038)
Change in fair value of derivative liability	—	1,774	—	3,074
Gain on contingent consideration payable	—	2,393	—	2,393
Loss on litigation settlement	—	—	(3)	—
Other	(663)	(107)	(8)	(51)
Total other income (expense), net	(3,731)	642	(6,261)	(620)
Net loss before income taxes	(9,513)	(3,504)	(17,839)	(5,960)
Income tax expense	(1,951)	(3,042)	(5,017)	(6,480)
Net loss	(11,464)	(6,546)	(22,856)	(12,440)
Net income attributable to non-controlling interest	5	5	10	10
Net loss attributable to shareholders	$(11,469)	$(6,551)	$(22,866)	$(12,450)
Basic and diluted loss per share	$(0.02)	$(0.01)	$(0.04)	$(0.02)
Weighted average number of shares outstanding, basic and diluted	646,690,827	636,653,975	644,415,447	628,175,765

Note Regarding Non-GAAP Measures, Reconciliation, and Discussion

In this press release, 4Front refers to certain non-GAAP financial measures such as Systemwide Pro Forma Revenue and Adjusted EBITDA. These measures do not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other issuers. 4Front defines Systemwide Pro Forma Revenue as total revenue plus revenue from entities with which the Company has a consulting contract or effectively similar relationship (net of any consulting fee or effectively similar revenue) but does not consolidate the financial results of per U.S. GAAP ASC 810. 4Front considers this measure to be an appropriate indicator of the growth and scope of the business.

Adjusted EBITDA is defined by the Company as earnings before interest, taxes, depreciation and amortization less share-based compensation expense and one-time charges related to acquisition, financing-related costs, and other non-recurring expenses. 4Front considers these measures to be an important indicator of the financial strength and performance of our business.

Systemwide Pro Forma Revenue Reconciliation for the Second Quarter Ended June 30, 2023
($ in 000's)

Revenue (GAAP)	$30,696
Less: Managed Asset Income	$2,873
Plus: Systemwide Revenue Adjustment	$7,334
Systemwide Pro Forma Revenue (non-GAAP)	$35,158

Forward-Looking Statements

Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning the specific factors disclosed here and elsewhere in 4Front's' periodic filings with securities regulators. When used in this news release, words such as "will, could, plan, estimate, expect, intend, may, potential, believe, should," and similar expressions, are forward-looking statements.

Forward-looking statements may include, without limitation, statements related to future developments and the business and operations of 4Front, statements regarding when or if transactions will close or if and when required conditions to closing are attained, the completion of construction projects, the Company's ability to increase revenue and market share and become cash-flow positive, the impact of transactions on the business of 4Front, and other statements regarding future developments of the business. Although 4Front has attempted to identify important factors that could cause actual results, performance, or achievements to differ materially from those contained in the forward-looking statements, there may be other factors that could cause results, performance, or achievements not to be as anticipated, estimated, or intended, including but not limited to closing conditions, regulatory and permitting approvals, performance of third-party vendors, changes in laws or enforcement of existing laws, limited operating history, reliance on management, requirements for additional financing, competition, limits on market growth and state adoption due to inconsistent public opinion and perception of the medical-use and adult-use marijuana industry, and political change.

There can be no assurance that such information will prove to be accurate or that management's expectations or estimates of future developments, circumstances, or results will materialize. As a result of these risks and uncertainties, the results or events predicted in these forward-looking statements may differ materially from actual results or events.

Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this news release are made as of the date of this release. 4Front disclaims any intention or obligation to update or revise such information, except as required by applicable law.

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SOURCE 4Front Ventures Corp.

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%CIK: 0001627883

For further information: 4Front Investor Contacts, Andrew Thut, Chief Investment Officer, IR@4frontventures.com, 602 633 3067; Courtney Van Alstyne, MATTIO Communications, courtney@mattio.com, 647 548 9032; 4Front Media Contacts, MATTIO Communications, 4front@mattio.com, 570 209 2947

CO: 4Front Ventures Corp.

CNW 16:30e 15-AUG-23